SHARE EXCHANGE AGREEMENT

Pacific Industry Holding Group Co. Ltd.

FOR THE EXCHANGE OF

CAPITAL STOCK

OF

Entech environmental technologies, inc.

DATED AS OF FEBRUARY 22, 2008

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of February 22, 2008 (the “Agreement”) by and among Pacific Industry Holding Group Co. Ltd., a Vanuatu corporation (“PACIFIC”), Terrence Leong, an individual residing at 221 Warren Street, Hudson, NY 12534 (“Leong”), Entech Environmental Technologies, Inc., a Florida corporation (the“SHELL”) and all of the shareholders of PACIFIC, whose names are set forth on Exhibit A attached hereto (“SHAREHOLDERS”).

WHEREAS, SHAREHOLDERS own 100% of the issued and outstanding shares of Common Stock of PACIFIC (the "PACIFIC Shares");

WHEREAS, SHAREHOLDERS believe it is in their best interest to exchange the PACIFIC Shares for shares of Series A Convertible Preferred Stock of SHELL, par value $0.001 per share (“SHELL Shares”), and SHELL believes it is in its best interests to acquire the PACIFIC Shares in exchange for SHELL Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) SHELL shall acquire 100% of the PACIFIC Shares in exchange solely for the amount of SHELL Shares set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the“Code”); and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”)

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1 Agreement to Exchange PACIFIC Shares for SHELL Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, SHAREHOLDERS shall sell, assign, transfer, convey and deliver the PACIFIC Shares (representing 100% of the issued and outstanding PACIFIC Shares), to SHELL, and SHELL shall accept the PACIFIC Shares from the SHAREHOLDERS in exchange for the issuance to the SHAREHOLDERS of the number of SHELL Shares set forth opposite the names of the SHAREHOLDERS on Exhibit A hereto.

Section 1.2 Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, SHELL shall have authorized (a) 100,000,000 shares of Common Stock, par value $0.001 per share, of which 87,281,218 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid and the detailed shareholdings of which are more particularly set out in Exhibit B hereto; and (b) 10,000,000 shares of Preferred Stock, $0.001 par value, of which no shares are issued or outstanding.

Section 1.3 Closing. The closing of the exchange to be made pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. E.D.T. on the second business day after the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing but no later than February 29, 2008 (the "Closing Date"), at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022. At the Closing, SHAREHOLDERS shall (i) deliver to SHELL the stock certificates representing 100% of the PACIFIC Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the PACIFIC Shares and payment, SHELL shall issue and exchange with SHAREHOLDERS 1,000,000 SHELL Shares representing approximately 1,000 SHELL Shares for each PACIFIC Share exchanged.

1.4  Tax Treatment. The exchange described herein is intended to comply with Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHELL

SHELL and Leong hereby represent, warrant and agree as follows:

Section 2.1 Corporate Organization

a. SHELL is a corporation duly organized, validly existing and in good standing under the laws of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by SHELL or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of SHELL (a "SHELL Material Adverse Effect");

b. Copies of the Articles of Incorporation and By-laws of SHELL, with all amendments thereto to the date hereof, have been furnished to PACIFIC and the SHAREHOLDERS, and such copies are accurate and complete as of the date hereof. The minute books of SHELL are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of SHELL from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of SHELL.

Section 2.2 Capitalization of SHELL. The authorized capital stock of SHELL consists of (a) 100,000,000 shares of Common Stock, par value $0.001 per share, of which 87,281,218 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid and the detailed shareholdings of which are more particularly set out in Exhibit B hereto; and (b) 10,000,000 shares of Preferred Stock, $0.001 par value, of which none are issued or outstanding. The parties agree that they have been informed of the issuances of these SHELL Shares, and that all such issuances of SHELL Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the SHELL Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws. As of the date of this Agreement there are and as of the Closing Date, there will be, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of SHELL.

Section 2.3 Subsidiaries and Equity Investments. SHELL has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4 Authorization and Validity of Agreements. SHELL has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by PACIFIC and the PACIFIC Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of SHELL. The execution and delivery of this Agreement by SHELL and the consummation by SHELL of the transactions contemplated hereby have been duly authorized by all necessary corporate action of SHELL, and no other corporate proceedings on the part of SHELL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by SHELL do not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which SHELL is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of SHELL, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which SHELL is bound.

Section 2.6 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by SHELL or the performance by SHELL of its obligations hereunder.

Section 2.7 Absence of Certain Changes or Events. Since its inception:

a.  SHELL has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or condition, financial or otherwise of SHELL. As of the date of this Agreement, SHELL does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of SHELL;

b.  there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of SHELL or any redemption, purchase or other acquisition of any capital stock of SHELL or any other of SHELL’s securities; and

Section 2.8 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of SHELL in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect (as defined below). There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of SHELL to enter into this Agreement or to consummate the transactions contemplated hereby. “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company or any of its Subsidiaries that is material and adverse to the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Subsidiary to perform any of its material obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under any other material agreement.

Section 2.10 Securities Laws. SHELL has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to SHELL and its securities; and (b) all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.11 Tax Returns, Payments and Elections. Schedule 2.11 lists the status of all tax returns of the SHELL, statements, reports, declarations and other forms and documents that are required to be prepared and/or filed by law as of the Closing Date. As of the date hereof and the Closing Date, there are no taxes incurred and unpaid. Leong will, post-closing, assist in facilitating the filing of all unfilled tax returns.

Section 2.12 ’34 Act Reports. None of SHELL’s filings with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 2.13  Market Makers. SHELL has at least three (3) market makers in its Common Stock.

Section 2.14 Brokers’ Fees and Commissions.  Neither the SHELL nor any of its officers, directors, employees, stockholders, agents or representatives, nor Leong have employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement.

Section 2.15  Convertible Securities.  Schedule 2.15 hereto contains a true and accurate listing of all outstanding options, warrants and securities convertible into, or exchangeable for, Common Stock of the Shell and the number of shares of Common Stock for which each is convertible, exercisable or exchangeable.

Section 2.16 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by SHELL and Leong at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PACIFIC AND SHAREHOLDERS

PACIFIC and each of the SHAREHOLDERS, severally, represent, warrant and agree as follows:

Section 3.1 Corporate Organization.

a. PACIFIC is a corporation with no prior business activities. It is duly organized, validly existing and in good standing under the laws of the Republic of Vanuatu and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by PACIFIC or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of PACIFIC (a "PACIFIC Material Adverse Effect"). As of the date of this Agreement, PACIFIC owns all of the issued and outstanding equity or voting interests in Shaanxi Tianren Organic Food Co., Ltd. (“Tianren”). Tianren is duly organized, validly existing and in good standing under the laws of the Peoples’ Republic of China (“PRC”) and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Tianren or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Tianren (a "Tianren Material Adverse Effect")

b. Copies of the Certificate of Incorporation and By-laws of PACIFIC and Tianren, with all amendments thereto to the date hereof, have been furnished to SHELL, and such copies are accurate and complete as of the date hereof. The minute books of PACIFIC are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of PACIFIC, and committees of the Board of Directors of PACIFIC from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of PACIFIC.

Section 3.2 Capitalization of PACIFIC; Title to the PACIFIC Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, PACIFIC shall have authorized one hundred (100) PACIFIC Shares, of which 100 PACIFIC Shares will be issued and outstanding. The PACIFIC Shares are the sole outstanding shares of capital stock of PACIFIC, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest or any unissued or treasury shares of capital stock of PACIFIC. As of the date hereof and on the Closing Date, each SHAREHOLDER owns and will own the PACIFIC Shares free and clear of any liens, claims or encumbrances and has and will have the right to transfer the PACIFIC Shares without consent of any other person or entity.

Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, PACIFIC owns and will own 99% of the equity or voting interests in Tianren. PACIFIC does not and will not directly or indirectly, own any other shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity and PACIFIC does not and will not have any assets or liabilities. As of the date hereof and on Closing Date, Tianren does not and will not directly or indirectly, own any shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity. As of the date hereof and on the Closing Date, there are and will be no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest in Tianren.

Section 3.4 Authorization and Validity of Agreements. PACIFIC has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PACIFIC and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of PACIFIC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The SHAREHOLDERS have approved this Agreement on behalf of PACIFIC and no other stockholder approvals are required to consummate the transactions contemplated hereby. Each SHAREHOLDER who is a natural person is over the age of 21, is competent to execute this Agreement, and has the power to execute and perform this Agreement. The execution and delivery of this Agreement by each SHAREHOLDER which is not a natural person (“Entity Shareholder”) and the consummation of the transactions contemplated hereby by each Entity Shareholder have been duly authorized by all necessary action by the Entity Shareholder and no other proceedings on the part of PACIFIC or any SHAREHOLDER are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by PACIFIC or any SHAREHOLDER does not and will not violate or conflict with any provision of the constituent documents of PACIFIC, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which PACIFIC or any SHAREHOLDER is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of PACIFIC or any SHAREHOLDER, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which PACIFIC or any SHAREHOLDER is bound.

Section 3.6 Investment Representations. (a) The SHELL Shares will be acquired hereunder solely for the account of the SHAREHOLDERS, for investment, and not with a view to the resale or distribution thereof. Each SHAREHOLDER understands and is able to bear any economic risks associated with such SHAREHOLDER’S investment in the SHELL Shares. Each SHAREHOLDER has had full access to all the information such SHAREHOLDER considers necessary or appropriate to make an informed investment decision with respect to the SHELL Shares to be acquired under this Agreement. Each SHAREHOLDER further has had an opportunity to ask questions and receive answers from SHELL’s directors regarding SHELL and to obtain additional information (to the extent SHELL’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such SHAREHOLDER or to which such SHAREHOLDER had access. Each SHAREHOLDER is at the time of the offer and execution of this Agreement, domiciled and resident outside the United States (a “PRC Shareholder”) and is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(b) No PRC Shareholder, nor any affiliate of any PRC Shareholder, nor any person acting on behalf of any PRC Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the SHELL Shares, including, but not limited to, effecting any sale or short sale of securities through any PRC Shareholder or any of affiliate of any PRC Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of each of the PRC Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the SHELL Shares are being acquired for investment purposes by the PRC Shareholders. Each PRC Shareholder agrees that all offers and sales of SHELL Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any PRC Shareholder nor the representatives of any PRC Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no PRC Shareholder nor any representative of any PRC Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 3.7 Brokers’ Fees. No SHAREHOLDER has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of PACIFIC or the SHAREHOLDERS in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by PACIFIC and the SHAREHOLDERS at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, SHELL shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of SHELL, and without the prior written consent of PACIFIC will not, except as required or permitted pursuant to the terms hereof:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.	incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B.	issue any securities convertible or exchangeable for debt or equity securities of SHELL;

iv.
make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.
subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have an SHELL Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.
enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

b. From and after the date of this Agreement, PACIFIC will and PACIFIC will cause Tianren to:

1.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

2.
file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

3.	continue to conduct its business in the ordinary course consistent with past practices;

4.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

5. continue to maintain existing business relationships with suppliers.

c. From and after the date of this Agreement, PACIFIC will not and will ensure that Tianren does not:

xvii.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

xviii.
make any change in its Business License, Bylaws or other governing documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

xix.	A.	incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B.	issue any securities convertible or exchangeable for debt or equity securities of PACIFIC or Tianren;

xx.
make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

xxi.
subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have an PACIFIC Material Adverse Effect;

xxii.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

xxiii.
enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

xxiv.	make or commit to make any material capital expenditures;

xxv.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

xxvi.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xxvii.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xxviii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xxix.	make any material loan, advance or capital contribution to or investment in any person;

xxx.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xxxi.	settle, release or forgive any claim or litigation or waive any right;

xxxii.	commit itself to do any of the foregoing.

Section 4.2 Access to Properties and Records. PACIFIC shall afford SHELL’s accountants, counsel and authorized representatives, and SHELL shall afford to PACIFIC's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.4 Consents and Approvals. The parties shall:

i.
use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.
diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.6 Stock Issuance. From and after the date of this Agreement until the Closing Date, none of SHELL, PACIFIC nor Tianren shall issue any additional shares of its capital stock.

Section 4.7 Tax Returns. Within 30 days following the signing of this Agreement, Leong, in his capacity as the former Chief Executive Officer of the SHELL prior to the consummation of the transactions contemplated hereunder, will cause all tax returns of the SHELL for any and all periods prior to the Closing Date (the “Historical Tax Returns”) that are not prepared and/or filed as of the date hereof to be prepared and filed and shall be responsible for any and all expenses and liabilities related thereto. SHELL will authorize Leong to sign all Historical Tax Returns on behalf of SHELL.

Section 4.8 Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both PACIFIC and SHELL may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by SHELL with PACIFIC executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF PACIFIC AND SHAREHOLDERS

The obligations of PACIFIC and the SHAREHOLDERS to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both PACIFIC and the SHAREHOLDERS in their sole discretion:

Section 5.1 Representations and Warranties of SHELL. All representations and warranties made by SHELL in this Agreement shall be true and correct on and as of the Closing Date as if again made by SHELL as of such date.

Section 5.2 Agreements and Covenants. SHELL shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SHELL shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. PACIFIC shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of SHELL or in furtherance of the transactions contemplated by this Agreement as PACIFIC or its counsel may reasonably request.

Section 5.6  Treasury Shares. SHELL shall have canceled all its issued treasury shares.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF SHELL

The obligations of SHELL to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by SHELL in its sole discretion:

Section 6.1 Representations and Warranties of PACIFIC and SHAREHOLDERS. All representations and warranties made by PACIFIC and SHAREHOLDERS in this Agreement shall be true and correct on and as of the Closing Date as if again made by PACIFIC on and as of such date.

Section 6.2 Agreements and Covenants. PACIFIC and SHAREHOLDERS shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of PACIFIC or Tianren, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5. Other Closing Documents. SHELL shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of PACIFIC or in furtherance of the transactions contemplated by this Agreement as SHELL or its counsel may reasonably request.

ARTICLE VII

TERMINATION AND ABANDONMENT

SECTION 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of SHAREHOLDERS, PACIFIC and SHELL;

b.  By SHELL, upon a material breach of any representation, warranty, covenant or agreement on the part of PACIFIC or the SHAREHOLDERS set forth in this Agreement, or if any representation or warranty of PACIFIC or the SHAREHOLDERS shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "PACIFIC Breach"), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c.  By PACIFIC, upon a material breach of any representation, warranty, covenant or agreement on the part of SHELL set forth in this Agreement, or, if any representation or warranty of SHELL shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a "SHELL Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach;

d.  By either SHELL or PACIFIC, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either PACIFIC or SHELL, if the Closing shall not have been consummated as a result of SHELL or PACIFIC having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e.  By either PACIFIC or SHELL if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by PACIFIC or SHELL pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification.  Leong agrees to indemnify, defend and hold PACIFIC, SHELL and their officers, directors, employees, agents, consultants and assigns harmless from and against any claims, losses or expenses (including reasonable attorney’s fees) resulting from or arising out of breach by Leong or SHELL of any of their representations or warranties under this Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.14, 3.9 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date. Notwithstanding the foregoing, each party’s liability to the other for breach of any representation, warranty or covenant shall not exceed, in the aggregate, $500,000.

Section 9.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to PACIFIC or the SHAREHOLDERS, to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attn: Darren Ofsink, Esq.
Fax: 212-688-7273

If to SHELL, to:

Joseph I. Emas, Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139
Fax: (305) 531-1274

If to Leong, to:

221 Warren Street,
Hudson, NY 12534
Walker Street Associates
Email: tfleong@walkerstreet.com
Tel: 518.828.4988 and 212.279.1789

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5

Section 9.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Pacific Industry Holding Group Co. Ltd.

By:  /s/ Yongke Xue

Name: Yongke Xue
Title: Chief Executive Officer

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

By:  /s/ Terrence Leong

Name: Terrence Leong
Title: Chief Executive Officer

TERRENCE LEONG

By:  /s/ Terrence Leong

PACIFIC SHAREHOLDERS:

FANCYLIGHT LIMITED

By:  /s/ Li Hong Wei

Name: Li Hong Wei
Title: Director

WINSUM LIMITED

By:  /s/ An Sixiao

Name: An Sixiao
Title: Director

EXHIBIT A

Name of SHAREHOLDER	Number of PACIFIC Shares Being Exchanged	Number of SHELL Shares to be Received

Fancylight Limited	80	800,000
Winsun Limited	20	100,000*
China Tianren Organic Food Holding Company Ltd. *		100,000*

* Winsun Limited is entitled to 200,000 shares of SHELL Shares in exchange for 20 shares it holds in Pacific immediately prior to the consummation of this Agreement. As a result of the consummation of the transactions contemplated under this Agreement, Winsun designates China Tianren Organic Food Holding Company Ltd. to receive 100,000 shares of SHELL Shares and Winsun will receive 100,000 SHELL Shares.

Exhibit B

Number of Shares of
SHELL Shareholders	Common Stock

SHAREHOLDER DETAIL LIST

ENTECH ENVIRONMENTAL TECH

As Of:Wednesday, February 06, 2008

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

GERALD R. BARRICK
1716 BAKER ST
SAN FRANCISCO, CA 94115
	2029	5/12/2004	COMMON	RESTRICTED	20,000	RESTRICTED FEDERAL
	2080	11/12/2004	COMMON	RESTRICTED	20,000	RESTRICTED FEDERAL
				Total Active:	40,000
DAVID BATTEN
860 5TH AVE.
# 19B
NEW YORK, NY 10021
	2161	2/14/2007	COMMON	FREE	303,702	REMOVE LEGEND 144
				Total Active:	303,702
MICHAEL BATTISA, JR.
1719 SW MOCKINGBIRD DR.
PORT ST. LUCIE, FL 34986
	1001	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
SERAFINA BATTISTA
1719 SW MOCKINGBIRD DR
PORT LUCIE, FL 34986
	1002	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
MIKE BAUMGAERTEL
7469 SVL BOX
VICTORVILLE, CA 92392
	2059	6/16/2004	COMMON	RESTRICTED	50,000	RESTRICTED FEDERAL
				Total Active:	50,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

JAMES R BINGHAM
2746 W LA MIRADA DR
RIALTO, CA, 92377
	2013	4/20/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	10,000
BIRCH ADVISORS LTD
MICHAEL MORRIS
C/O VERTICAL CAPITAL
NEW YORK, NY 10022
	2122	7/18/2005	COMMON	RESTRICTED	400,000	RESTRICTED FEDERAL
				Total Active:	400,000
JOHN M. BRAZIER
5001 102 LANE
KIRKLAND, WA 98033
	2120	6/16/2005	COMMON	RESTRICTED	16,667	RESTRICTED FEDERAL
	2040	5/12/2004	COMMON	RESTRICTED	33,333	RESTRICTED FEDERAL
				Total Active:	50,000
STEPHEN MICHAEL BRAZIER
2821 SECOND AVE STE 1001
SEATTLE, WA 98121
	2039	5/12/2004	COMMON	RESTRICTED	33,333	RESTRICTED FEDERAL
				Total Active:	33,333
KENNETH D BURDICK
1723 SW MOCKINGBIRD DR
PORT ST LUCIE, FL 34986
	1004	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
ROSE BURDICK
1723 SW MOCKINGBIRD DR
PORT ST LUCIE, FL 34986
	1005	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

CEDE & CO.
P.O.BOX 222, ,BOWLING GREEN STATION
NEW YORK, NY 10274
	2072	7/2/2004	COMMON	FREE	1,000	ORIGINAL ISSUE
	2142	3/8/2006	COMMON	FREE	250,000	ORIGINAL ISSUE
	1059	2/27/2004	COMMON	FREE	16,000	ORIGINAL ISSUE
	1061	3/19/2004	COMMON	FREE	216,000	ORIGINAL ISSUE
	2138	11/17/2005	COMMON	FREE	30,000	REMOVE LEGEND 144
	2135	11/9/2005	COMMON	FREE	60,000	REMOVE LEGEND 144
	2003	4/1/2004	COMMON	FREE	11,000	ORIGINAL ISSUE
	2025	5/4/2004	COMMON	FREE	500	ORIGINAL ISSUE
	2005	4/8/2004	COMMON	FREE	3,500	ORIGINAL ISSUE
	2058	6/3/2004	COMMON	RESTRICTED	1,000	RESTRICTED FEDERAL
	2075	8/17/2004	COMMON	FREE	1,000	ORIGINAL ISSUE
	2023	4/28/2004	COMMON	FREE	300	ORIGINAL ISSUE
	2024	4/28/2004	COMMON	FREE	3,200	ORIGINAL ISSUE
	2144	3/22/2006	COMMON	FREE	1,000,000	ORIGINAL ISSUE
	2077	9/2/2004	COMMON	FREE	1,000	ORIGINAL ISSUE
	2068	6/24/2004	COMMON	FREE	1,000	ORIGINAL ISSUE
	2154	1/9/2007	COMMON	FREE	397,263	ORIGINAL ISSUE
	2168	6/28/2007	COMMON	FREE	375,000	ORIGINAL ISSUE
	1058	2/23/2004	COMMON	FREE	45,000	ORIGINAL ISSUE
	2006	4/9/2004	COMMON	FREE	500	ORIGINAL ISSUE
	2170	7/10/2007	COMMON	FREE	935,632	ORIGINAL ISSUE
	2165	4/30/2007	COMMON	FREE	650,000	REMOVE LEGEND 144
	2158	1/30/2007	COMMON	FREE	1,750,000	ORIGINAL ISSUE
	2169	7/5/2007	COMMON	FREE	875,000	ORIGINAL ISSUE
	2182	8/31/2007	COMMON	FREE	157,500	ORIGINAL ISSUE
	2183	9/4/2007	COMMON	FREE	60,000	ORIGINAL ISSUE
	2150	5/22/2006	COMMON	FREE	75,000	ORIGINAL ISSUE
	2185	12/13/2007	COMMON	FREE	553,874	REMOVE LEGEND 144
	2190	1/22/2008	COMMON	FREE	20,000	ORIGINAL ISSUE
	2189	1/8/2008	COMMON	FREE	375,000	ORIGINAL ISSUE
	2174	8/14/2007	COMMON	FREE	1,000,000	ORIGINAL ISSUE
				Total Active:	8,865,269
THE CHRISTIE FAMILY TRUST
7260 SVC BOX
VICTORVILLE, CA 92392
	2030	5/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	10,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

JAMES R. CHRIST
	2101	12/13/2004	COMMON	RESTRICTED	43,750	RESTRICTED FEDERAL
	2067	6/18/2004	COMMON	RESTRICTED	200,000	RESTRICTED FEDERAL
				Total Active:	243,750
ROBERT K. CHRISTIE
22345 SHEFFIELD DR
MORENO VALLEY, CA 92557
	2164	4/13/2007	COMMON	FREE	3,750,000	REMOVE LEGEND 144
	2163	4/13/2007	COMMON	FREE	1,833,333	REMOVE LEGEND 144
				Total Active:	5,583,333
CITIGROUP GLOBAL MKTS,INC.C/F DAVID
855 FRANKLIN AVE
GARDEN CITY, NY 11530
	2127	10/27/2005	COMMON	RESTRICTED	923,122	RESTRICTED FEDERAL
				Total Active:	923,122
BRET COVEY
	2102	12/13/2004	COMMON	RESTRICTED	413,333	RESTRICTED FEDERAL
	2181	8/31/2007	COMMON	RESTRICTED	800,000	REG-S
				Total Active:	1,213,333
SCOTT COVEY
604 CALIFORNIA ST STE 1150
SAN FRANCISCO, CA 94108
	2061	6/16/2004	COMMON	RESTRICTED	50,000	RESTRICTED FEDERAL
				Total Active:	50,000
NORMAN C. DYER
20505 BROOK PARK DR
BROOKFIELD, WI 53045
	2062	6/16/2004	COMMON	RESTRICTED	12,500	RESTRICTED FEDERAL
				Total Active:	12,500

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

GERALD FOSTER
245 EAST 40TH ST APT 33B
NY, NY 10016
	2107	12/13/2004	COMMON	RESTRICTED	72,000	RESTRICTED FEDERAL
				Total Active:	72,000
FOUR BY FOUR CONSTRUCTION INC.
1055 TORREY PINES RD
STE 201
LA JOLLA, CA 92130
	2071	7/2/2004	COMMON	RESTRICTED	35,000	RESTRICTED FEDERAL
				Total Active:	35,000
WILLIAM F GREENE
3463 CAMINITO SIERRA R302
CARLSBAD, CA 92009
	2146	4/5/2006	COMMON	RESTRICTED	150,000	RESTRICTED FEDERAL
	2069	6/28/2004	COMMON	RESTRICTED	250,000	RESTRICTED FEDERAL
	2151	8/28/2006	COMMON	RESTRICTED	150,000	RESTRICTED FEDERAL
				Total Active:	550,000
GUERRILLA PARTNERS LP
C/O PETER SIRIS
237 PARK AVE 9TH FL
NY, NY 10017
	2097	12/13/2004	COMMON	RESTRICTED	33,334	RESTRICTED FEDERAL
				Total Active:	33,334
ALEXANDRA HAUGSTATTER
4 DAVIDSON DR
MANORVILLE, NY 11949
	1013	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
JOHN J. HAUGSTATTER
4 DAVIDSON DR
MANORVILLE, NY 11949
	1014	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

HAYDEN COMMUNICATIONS INC
1401 HAVENS DR
NORTH MYRTLE, SC 29582
	2145	4/5/2006	COMMON	RESTRICTED	100,000	RESTRICTED FEDERAL
				Total Active:	100,000
THIH HTWAR
4208 WASHINGTON WAY
SYKESVILLE, MD 21784
	2018	4/20/2004	COMMON	RESTRICTED	5,000	RESTRICTED FEDERAL
				Total Active:	5,000
YE LIN HTWAR
6109 EMERALD LANE
SYKESVILLE, MD 21784
	2015	4/20/2004	COMMON	RESTRICTED	5,000	RESTRICTED FEDERAL
				Total Active:	5,000
JEFF INGVALDSON
41 ST JOHN'S RD
CLIFTON BRISTOL, ENG BS82HD
	1016	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
RACHEL INGVALDSON
41 ST JOHN'S RD
CLIFTON BRISTOL, ENG BS82HD
	1017	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
IPOLIS COMMERCIAL LIMITED
PO BOX 6532
1211 GENEVA
	2134	10/27/2005	COMMON	RESTRICTED	496,220	RESTRICTED FEDERAL
	2038	5/12/2004	COMMON	RESTRICTED	66,665	RESTRICTED FEDERAL
	2126	10/27/2005	COMMON	RESTRICTED	119,178	RESTRICTED FEDERAL
				Total Active:	682,063

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

PAUL JANKA
34 E. 68TH STREET
#3A
NEW YORK, NY 10021
	2160	2/14/2007	COMMON	FREE	633,074	REMOVE LEGEND 144
				Total Active:	633,074
BOB JOHNSON
1508 3 RAY DR
PLACENTIA, CA 92870
	2064	6/16/2004	COMMON	RESTRICTED	50,000	RESTRICTED FEDERAL
				Total Active:	50,000
NORMAN KHAN
1510 SOUTH BASCOM AVE APT # 97
CAMPBELL, CA 95008
	1018	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
THE VANGUARD GROUP FOR THE
2216 HAMPSHIRE DR
DISCOVERY BAY, CA 94514
	2027	5/11/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	10,000
TERENCE F. LEONG
221 WARREN ST
HUDSON, NY 12534
	2112	12/13/2004	COMMON	RESTRICTED	950,000	RESTRICTED FEDERAL
				Total Active:	950,000
WILLIAM A. LEWIS IV
	2042	5/12/2004	COMMON	RESTRICTED	70,000	RESTRICTED FEDERAL
				Total Active:	70,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

STEFAN LOREN
10749 RED DAHLIA DR
WOODSTOCK, MD 21163
	2091	11/12/2004	COMMON	RESTRICTED	6,250	RESTRICTED FEDERAL
	2028	5/12/2004	COMMON	RESTRICTED	12,500	RESTRICTED FEDERAL
				Total Active:	18,750
G. ROBERT MACDONALD, IRA ROLLOVER
87 SUNSET RD
WESTON, MA 02493
	2017	4/20/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	10,000
E*TRADE CLEARING LLC FBO NICHOLAS
55 WATER ST 32 FL
NEW YORK, NY 10041
	2152	9/19/2006	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	10,000
MARVIEW HOLDINGS INC.
201 S RIOS AVE
SOLANO BEACH, CA 92075
	2081	11/12/2004	COMMON	RESTRICTED	25,000	RESTRICTED FEDERAL
	2032	5/12/2004	COMMON	RESTRICTED	25,000	RESTRICTED FEDERAL
				Total Active:	50,000
G ROBERT MCDONALD
17 DRUMLIN RD
ROCKPORT, MA 01966
	2082	11/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	10,000
JUNE C. MCDONALD
17 DRUMLIN RD
ROCKPORT, MA 01966
	2083	11/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
	2056	5/26/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	20,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

MEADOWBROOK OPPORTUNITY FUND
520 LAKE COOK RD STE 690
DEERFIELD, IL 60069
	2051	5/12/2004	COMMON	RESTRICTED	200,000	RESTRICTED FEDERAL
	2099	12/13/2004	COMMON	RESTRICTED	100,000	RESTRICTED FEDERAL
				Total Active:	300,000
TOM MONROE
6008 FIDLER AVE
LAKEWOOD, CA 90712
	2065	6/16/2004	COMMON	RESTRICTED	100,000	RESTRICTED FEDERAL
				Total Active:	100,000
GROVER G. & LINDA L. MOSS CO TTEE
	2177	8/17/2007	COMMON	FREE	500,000	REMOVE LEGEND 144
	2178	8/17/2007	COMMON	FREE	910,000	REMOVE LEGEND 144
				Total Active:	1,410,000
KEN NAGATANI
200 SOUTH MADISON #11
PASADENA, CA 91101
	1020	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
CITIGROUP CGM DAVID S NAGELBERG
PO BOX 9765
RANCHO SANTA FE, CA 92067
	2092	11/12/2004	COMMON	RESTRICTED	50,000	RESTRICTED FEDERAL
	2131	10/27/2005	COMMON	RESTRICTED	246,612	RESTRICTED FEDERAL
				Total Active:	296,612
DAVID S. NAGELBERG 2003 REVOCABLE
PO BOX 2142
RANCHO SANTA FE, CA 92067
	2043	5/12/2004	COMMON	RESTRICTED	100,000	RESTRICTED FEDERAL
				Total Active:	100,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

JOHN D NARDONE
34 GENOA LANE
SHAVERTOWN, PA 18708
	2116	1/6/2005	COMMON	RESTRICTED	75,000	RESTRICTED FEDERAL
				Total Active:	75,000
RICHARD NESLUND
11370 LONGWATER CHASE
FORT MYERS, FL 33493
	2130	10/27/2005	COMMON	RESTRICTED	600,009	RESTRICTED FEDERAL
	2055	5/26/2004	COMMON	RESTRICTED	65,000	RESTRICTED FEDERAL
				Total Active:	665,009
BURR NORTHROP
1181 VILLAGE DR
CHINO HILLS, CA 91709
	2191	2/6/2008	COMMON	RESTRICTED	2,483,524	RESTRICTED FEDERAL
				Total Active:	2,483,524
ODYSSEY TRANSPORTATION , INC
	2054	5/26/2004	COMMON	RESTRICTED	37,500	RESTRICTED FEDERAL
				Total Active:	37,500
JIMMY D. OMAN
8727 LONG BEACH BLVD
SO GATE, CA 90280
	2084	11/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
	2033	5/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	20,000
PAUL ORRSON
7920 SHERWOOD AVE
TOWSON, MD 21204
	2093	11/12/2004	COMMON	RESTRICTED	37,500	RESTRICTED FEDERAL
				Total Active:	37,500

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

GLEN OWENS
1836 BARKER WAY
PLACENTIA, CA 92870
	2014	4/20/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
	2085	11/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	20,000
DOUGLAS L. PARKER
	2147	5/11/2006	COMMON	FREE	323,808	REMOVE LEGEND 144
	2103	12/13/2004	COMMON	RESTRICTED	513,265	RESTRICTED FEDERAL
	2148	5/11/2006	COMMON	RESTRICTED	916,192	RESTRICTED FEDERAL
				Total Active:	1,753,265
LEWIS C. PELL
1 WEST 72ND
NEW YORK, NY 10023
	2129	10/27/2005	COMMON	RESTRICTED	600,029	RESTRICTED FEDERAL
				Total Active:	600,029
THE LEWIS C PELL REVOCABLE TR U/A
1 WEST 72 ST APT 47
NEW YORK, NY 10023-3422
	2070	7/2/2004	COMMON	RESTRICTED	65,000	RESTRICTED FEDERAL
				Total Active:	65,000
RBSM ADVISORS LLC
1360 BEVERLY ROAD
SUITE103
MCLEAN, VA 22101
	2188	12/27/2007	COMMON	RESTRICTED	45,500	RESTRICTED FEDERAL
				Total Active:	45,500
NATIONAL INVESTOR SERVICES CORP
167 W MAIN ST, STE 1310
LEXINGTON, KY 40507
	2052	5/14/2004	COMMON	RESTRICTED	30,000	RESTRICTED FEDERAL
				Total Active:	30,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS
NORMAN T. REYNOLDS
815 WALKER STE STE 1250
HOUSTON, TX 77002
	2139	12/15/2005	COMMON	RESTRICTED	625,000	RESTRICTED FEDERAL
	2140	12/15/2005	COMMON	RESTRICTED	225,000	RESTRICTED FEDERAL
				Total Active:	850,000
JEFFREY E. ROBINSON
7500 SAN FELIPE 500
HOUSTON, TX 77063
	2046	5/12/2004	COMMON	RESTRICTED	16,667	RESTRICTED FEDERAL
	2094	11/12/2004	COMMON	RESTRICTED	8,334	RESTRICTED FEDERAL
				Total Active:	25,001
STEVEN D ROSENTHAL
320 S. SECOND ST
RIO VISTA, CA 94571
	2186	12/20/2007	COMMON	RESTRICTED	300,000	RESTRICTED FEDERAL
	2172	8/6/2007	COMMON	RESTRICTED	1,200,000	REG-S
				Total Active:	1,500,000
JEFFREY SALOMON
330 ORCHARD ST STE 205
NEW HAVEN, CT 06511
	2066	6/16/2004	COMMON	RESTRICTED	20,000	RESTRICTED FEDERAL
	2034	5/12/2004	COMMON	RESTRICTED	110,000	RESTRICTED FEDERAL
	2086	11/12/2004	COMMON	RESTRICTED	130,000	RESTRICTED FEDERAL
				Total Active:	260,000
EMIL J. SEDERSTROM
17121 WOODENEST DR NE
BOTHELL, WA 98011
	2087	11/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
	2035	5/12/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	20,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

PETER SIRIS
237 PARK AVE 9 FL
NEW YORK, NY 10017
	2047	5/12/2004	COMMON	RESTRICTED	66,667	RESTRICTED FEDERAL
				Total Active:	66,667
CHUCK SNYDER
	2074	7/9/2004	COMMON	RESTRICTED	10,000	RESTRICTED FEDERAL
				Total Active:	10,000
DONALD G. ST. CLAIR
	2104	12/13/2004	COMMON	RESTRICTED	33,869	RESTRICTED FEDERAL
	2026	5/10/2004	COMMON	RESTRICTED	40,000	RESTRICTED FEDERAL
				Total Active:	73,869
BARBARA TAINTER
	2105	12/13/2004	COMMON	RESTRICTED	47,500	RESTRICTED FEDERAL
	1043	1/26/2004	COMMON	RESTRICTED	250,000	RESTRICTED FEDERAL
				Total Active:	297,500
JEANETTE W. THOMPSON
1421 SW OSPREY COVE
PORT ST. LUCIE, FL 34986
	1021	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
WRISTON A. THOMPSON
	1022	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

BYRON WALKER
PO BOX 11503
CARSON, CA 90749
	2088	11/12/2004	COMMON	RESTRICTED	37,500	RESTRICTED FEDERAL
				Total Active:	37,500
KAREN WEIL
17758 LITTEN DR
BOCA RATION, FL 33498
	2132	10/27/2005	COMMON	RESTRICTED	153,708	RESTRICTED FEDERAL
				Total Active:	153,708
RALPH & KAREN WEIL
17758 LITTEN DR
BOCA RATON, FL 33498
	2048	5/12/2004	COMMON	RESTRICTED	16,667	RESTRICTED FEDERAL
				Total Active:	16,667
RALPH WEIL
17758 LITTEN DR
BOCA RATON, FL 33498
	2095	11/12/2004	COMMON	RESTRICTED	8,334	RESTRICTED FEDERAL
				Total Active:	8,334
BERNARD WEISMAN
17061 WINDSOR PARK CT
BOCA RATON, FL 33496
	1026	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000
CAROL WEISMAN
	1027	10/20/1998	COMMON	FREE	1,000	ORIGINAL ISSUE
				Total Active:	1,000

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

BRIAN WHIPP
2082 US HWY 71
CLARINDA, IN 51632
	2089	11/12/2004	COMMON	RESTRICTED	20,000	RESTRICTED FEDERAL
				Total Active:	20,000
BRYAN L. WHIPP
701 S 8
CLARINDA, IA 51632
	2036	5/12/2004	COMMON	RESTRICTED	20,000	RESTRICTED FEDERAL
				Total Active:	20,000
WINDSTONE CAPITAL
C/O STEVEN GREEN
1725 LINEMAN ST
GLENVIEW, IL 60025
	2184	9/17/2007	COMMON	FREE	189,000	REMOVE LEGEND 144
				Total Active:	189,000
WILLIAM R WINN
4014 W. ROBINWOOD CT
VISALIA, CA 93291
	2113	12/17/2004	COMMON	RESTRICTED	160,000	RESTRICTED FEDERAL
				Total Active:	160,000
DAVID ZUSMAN
280 PARK AVE. SOUTH
#8B
NEW YORK, NY 10010
	2162	2/14/2007	COMMON	FREE	212,592	REMOVE LEGEND 144
				Total Active:	212,592

SHAREHOLDER	CERT #	ISSUED	CLASS:	SERIES:	SHARES	RESTRICTIONS

Preffered:	Certificates:	0
	Shares:	0
Warrant:	Certificates:	0
	Shares:	0
Options:	Certificates:	0
	Shares:	0
Common Free Trading:	Certificates:	53
	Shares:	17,533,778
Common Restricted:	Certificates:	88		Report Prepared by
	Shares:	15,542,562		HOLLADAY STOCK TRANSFER, INC
				2939 N 67th Place
Active Total:	Certificates:	141		Scottsdale, AZ 85251
				tel [480] 481-3940 fax [480]
	Shares:	33,076,340		481-3941

Post-February 6:

Cancelled:

100,000 additional shares cancelled in the name of Burr Northrup.

Issued:

Grover Moss	19,414,634

Joseph I. Emas	12,195,122

Walker Street Associates	12,195,122

Burr Northrop	10,500,000

Total:	87,281,218

Schedule 211

Year end	Entech			HB Covey		Env Tech
	Fed	CA	FL	Fed	CA	Fed	CA
December 31, 2001	N/A	N/A	N/A	N/A	N/A	P	N/A
December 31, 2002	F	N/A	F	N/A	N/A	P	N/A
December 31, 2003	F	N/A	F	P	F	P	N/A
September 30, 2004	P	N/A	F	P	F	P	N/A
September 30, 2005	P	F	P	P	F	P	P
September 30, 2006	P	P	P	P	P	P	P
September 30, 2007	U	U	U	U	U	U	U

F = Filed
P = Prepared not filed
N/A = not required
U = not yet prepared

Schedule 2.15

EEVT Securities Schedule

Date		Principal	Total Interest Accrued	Total Due	Underlying Common Shares
09/30/04	$	561,912	$(10,714,507)	$(10,152,595)	(406,103,809)
10/04/04	$	275,000	$ (5,243,926)	$ (4,968,926)	(198,757,041)
11/11/04	$	1,200	$ (22,890)	$ (21,691)	(867,624)
11/11/04	$	8,900	$ (169,793)	$ (160,893)	(6,435,704)
11/11/04	$	215,000	$ (4,101,587)	$ (3,886,587)	(155,463,496)
12/30/05	$	100,000	$ (1,929,282)	$ (1,829,282)	(73,171,288)
12/30/05	$	236,680	$ (4,566,225)	$ (4,329,545)	(173,181,804)
04/07/06	$	167,843	$ (1,427,870)	$ (1,260,027)	(50,401,092)
10/17/06	$	848,313	$ (7,252,635)	$ (6,404,322)	(256,172,862)
12/11/06	$	15,000	$ (128,423)	$ (113,423)	(4,536,921)
12/27/06	$	333,791	$ (2,858,934)	$ (2,525,143)	(101,005,705)
06/20/07	$	784,512	$ (6,749,468)	$ (5,964,956)	(238,598,256)
08/20/07	$	20,795	$ (179,186)	$ (158,391)	(6,335,627)
08/20/07	$	192,083	$ (1,655,134)	$ (1,463,051)	(58,522,059)
10/24/07	$	12,000	$ (103,572)	$ (91,572)	(3,662,887)
11/13/07	$	10,820	$ (93,435)	$ (82,615)	(3,304,600)
11/30/07	$	506,807	$ (4,378,368)	$ (3,871,561)	(154,862,446)
12/18/07	$	50,525	$ (436,691)	$ (386,166)	(15,446,641)
02/19/08	$	8,375	$ (72,501)	$ (64,126)	(2,565,054)
TOTAL	$	4,349,556	$(52,084,429)	**$(47,734,873)**	###########

Conversion to Preferred B rate **328.72898**

Preferred B received for All Notes **(5,808,417)**

WARRANTS FOR FOX & COMPANY, INC. On January 23, 2004, the Company issued 475,375 five year warrants to purchase shares of common stock to Fox & Company, Inc., the broker who arranged the investment by Barron Partners LP. The exercise price is $1.10. The Warrants have "piggy-back" registration rights.